Exhibit 10.18

FINAL VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

DATA TRANSFER AND REVENUE SHARING AGREEMENT

This DATA TRANSFER and revenue sharing Agreement (the “Agreement”) is made as of September 24, 2019, by and among Nuvo Group Ltd., a company incorporated under the laws of the State of Israel, with offices at 94 Yigal Alon Street, Alon Tower 1, Tel-Aviv 6789155 Israel (the “Company”) and Hadasit Medical Research Services & Development, Ltd. (“Hadasit”), with offices at Jerusalem Bio Park, Hadassah Ein-Kerem Medical Center, P.O.B. 12000, Jerusalem 9112001, Israel (“Hadasit”). Each of the Company and Hadasit shall be sometimes referred to as a “Party” and collectively as the “Parties”.

Whereas,	the Company is engaged in the development of fetal monitoring solutions and is interested in access to certain data collected at Hadassah Medical Organization (“HMO”) according to the terms and conditions of this Agreement; and

WHEREAS:	Hadasit is the wholly-owned subsidiary of HMO and serves as its commercial arm; and

WHEREAS:	Hadasit is fully authorized by the HMO to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and intending to be legally bound, the Parties hereby agree as follows:

1.	Definitions.

Terms capitalized herein and not elsewhere defined in this Agreement shall have the meanings set forth below.

1.1.	“Access Fee” shall bear the meaning ascribed to such term in Section 9.2 below.

1.2.	“Access Rights” shall have the meaning ascribed thereto in Section 5.1 below.

1.3.	“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

1.4.	“Algorithms” means software algorithms developed by or for the Company and/or its Affiliates based on the Qualified Data received from HMO and/or Hadasit hereunder, and which are used for artificial intelligence purposes.

1.5.	“Applicable Law” means the Ministry Guidelines, Israeli Patient’s Rights Law, 1996, the Israeli Protection of Privacy Law, 1981 and any other applicable laws, regulations or guidelines, including those governing the confidentiality and privacy of individually identifiable personal and health information, including, without limitation, the guidelines of and terms of the approval issued by HMO’s Helsinki Committee for the Access Rights granted hereunder, as may be amended, updated, varied, supplemented or superseded from time to time.

1.6.	“Calendar Quarter” means each of the periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, for so long as this Agreement is in effect.

1.7.	“Company Background IP” means any intellectual property rights owned by or licensed to Company prior to the date of this Agreement and/or developed independently hereof.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

1.8.	“Company Inventions” means any Know-How, whether patentable or not, whether relating to the Products or otherwise, which is conceived or reduced to practice:

a)	by or on behalf of the Company and/or its Affiliates; and

b)	[***].

For the avoidance of doubt, the display of data or information in a certain form or order shall not be considered a Company Invention.

1.9.	“Company Patents” means any patents or patent applications claiming Company Inventions.

1.10.	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise. Without limiting the foregoing, Control will be presumed to exist when a person, organization or entity (a) owns or directly controls 50% (fifty percent) or more of the outstanding voting securities, capital stock or other comparable equity or ownership interest of the other organization or entity or (b) possesses, directly or indirectly, the power to elect or appoint 50% (fifty percent) or more of the members of the governing body of the other organization or entity.

1.11.	“Data” means maternal, fetal and/or neonatal records including cardiotocography (CTG) recordings and other pre-delivery and post-delivery data.

1.12.	“Data Sharing Period” means the period commencing January 1, 2019 and ending December 31, 2021, unless extended pursuant to Section 2.8.

1.13.	“Derivative” means any revision, error correction, enhancement or modification of an Algorithm or any part thereof; any porting to, or application in any software program or software environment; or any other activities in respect of an Algorithm in which an Algorithm may be transformed, adapted and/or reduced to practice with or through any technology or technological system now known or later developed.

1.14.	“Effective Date” means the later of (a) the date upon which HMO receives approval from its Helsinki Committee to grant the Access Rights to the Company, or (b) the date of signature of this Agreement.

1.15.	“First Commercial Sale” means, the date of the first sale for end use of a Product by Company or an Affiliate of Company, following receipt of Regulatory Approval in the country in which such Product is Sold.

1.16.	“Hadasit Personnel” means any employee, student, consultant, contractor or other researcher of HMO, or Hadasit (including without limitation, part-time employment, Sabbaticals and leave of absence, and Professor Emeritus status), during the term of their employment and during a period of [***] thereafter, whether such work is undertaken as an independent contractor or as an employee of the Company), who may become involved in the development or research activities of the Company or its Affiliate and does not solely provide services to the Company (such as laboratory services, labeling, technicians etc.) under a separate agreement with Hadasit providing ownership of the results of such services to the Company or its Affiliate, as applicable.

1.17.	“Initial Data” shall have the meaning ascribed thereto in Section 2.5 below.

1.18.	“IT Costs” shall have the meaning ascribed thereto in Section 2.9 below.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

1.19.	“Know-How” means any confidentially maintained proprietary tangible and intangible: methods, inventions, techniques, processes, specifications, materials, recipes, formulae, preparations, designs, plans, drawings, data, trade secrets, software, algorithms, devices, products, materials, compounds, compositions, substances, findings or other technical or scientific information, and any intellectual property rights covering the foregoing.

1.20.	“Liquidation Event” means the insolvency of the Company, or the commencement by or against the Company of any case or proceeding under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of debtors, or the appointment of any receiver, trustee or assignee (interim or permanent) to take possession of the properties of the Company, if the Company makes arrangements with or for the benefit of its creditors or similar arrangements, or the liquidation or dissolution of the Company.

1.21.	“Ministry Guidelines” shall mean the MOH Guidelines titled “Collaborations based on Secondary Use of Health Information" issued January 17th, 2018, including all exhibits thereto as may be amended from time to time or superseded by successor laws, rules, regulations or guidelines.

1.22.	“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or any other entity or organization.

1.23.	“Products” means any existing or new product, kit, process or service that is developed with the use of or incorporates the Algorithms and/or any Derivatives or any sub-set of either of the foregoing. [***].

1.24.	“Qualified Data” shall have the meaning ascribed thereto in Section 2.3 below.

1.25.	“Regulatory Approval” means all approvals from the relevant Regulatory Authority necessary to Sell a Product (including the rendering and sale of any service included within the definition of Products) in a country.

1.26.	“Regulatory Authority” means any applicable government regulatory authority having jurisdiction over the granting of approvals for the manufacturing and/or Sale of a Product, including, in the United States, the FDA.

1.27.	“Researcher” means [***].

1.28.	“Revenue Sharing Period” means the period starting on January 1, 2019 and ending 7 (seven) years after the First Commercial Sale. If, however, the Company exercises its option(s) to receive Access Rights to new Qualified Data pursuant to Section 2.7 below, the Revenue Sharing Period shall be automatically extended by one (1) year in respect to each year as to which such option is exercised.

1.29.	“Revenues” means the total revenues of any nature invoiced by the Company and/or its Affiliates (in each case, the “Invoicing Entity”) by reason of Sales less the following to the extent applicable with respect to such Sales and not previously deducted from the gross invoice price: [***]. If a Product is bundled together with another standalone product commercialized by the Company and/or its Affiliates or in collaboration with a third party (“Bundled Product”), then the Parties shall negotiate in good faith to determine what portion of the Revenues should be attributed to the Product, provided that such portion shall not be less than (a) the sales price of the Algorithms and Derivatives in a bona-fide arms-length transaction to an unrelated third party; or (b) if the Algorithms and Derivatives are not sold separately, the portion of the Bundled Product that is attributable to the Algorithms and Derivatives. In the event of any dispute, the provisions of Section 15.3 shall apply.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

1.30.	“Sales” or “Sold” means the license or sale of, or the provision of services with, a Product.

1.31.	“Start Date” shall have the meaning ascribed thereto in Section 2.5.1 below.

2.	Background; Basic Understandings.

2.1.	HMO has started recording the Data in early 2018, which is collected as more fully described in Annex A attached hereto.

2.2.	Pursuant to this Agreement, Hadasit shall cause HMO to feed the Data into a designated secured server at HMO (the “Designated Server”) for onwards transfer to the Company’s designated server (the “Company’s Server”) in the form of Qualified Data, as provided below. Hadasit will [***] cooperate, [***], with Maccabi Healthcare Services or any third party agreeable to Hadasit [***] to provide additional data which shall be fed into the Designated Server [***]. [***].

2.3.	Hadasit shall use [***] efforts to operate and maintain the Designated Server so that the resulting Data transferred to the Company Server hereunder shall be anonymous as per the standard for anonymization set out in Section 2.4 below (the “Qualified Data”).

2.4.	Hadasit will use reasonable commercial efforts not to provide the Company with any Data that contains any information which readily identifies a patient, can be used to identify a patient using reasonable measures or pursuant to which a patient may be traced (“Personally Identifying Information”). Notwithstanding, each Party undertakes that should it find that any of the Data transferred to Company hereunder contains Personally Identifying Information, it shall promptly notify the other Party in writing and Company shall immediately take all measures to irrevocably and irretrievably destroy such Personally Identifying Information. The Company shall not be responsible for any third party claims directly arising from any transfer of Personally Identifying Information by Hadasit to Company in breach of Applicable Law or otherwise due to the negligence or willful misconduct of Hadasit, unless and to the extent arising from the breach of this Agreement, negligence, reckless or willful misconduct of the Company and/or its Affiliates and/or their respective officers, directors, employees, agents, service providers, collaborators and/or any third party acting on behalf of any of the foregoing.

2.5.	It is agreed that, subject to payment of the IT Costs, Hadasit will first provide, within [***] of the Effective Date, an initial set of Qualified Data for sampling purposes, which shall be no less than [***] and not exceed [***] datasets (the “Initial Data”). Company shall review such Initial Data and notify Hadasit in writing (such decision to be at Company’s sole discretion) either that it wishes:

2.5.1.	to proceed with the activities set out in this Agreement, in which case:

a)	the provisions of this Agreement shall continue to apply; and

b)	Company shall notify Hadasit (upon no less than [***] written notice) of the requested commencement date (such date, the "Start Date"). The Start Date will be no later than March 31, 2020, without Hadasit's prior written consent; or

2.5.2.	to terminate this Agreement with immediate effect, in which case the provisions of Section 13 shall apply and, for clarity:

a)	Hadasit shall not be required to provide any more Qualified Data;

b)	Company shall be prohibited from using the Qualified Data; and

c)	Company shall not be subject to any additional payment obligations.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

2.6.	Hadasit will provide the rest of the Qualified Data collected in 2018 and 2019 (or the relevant part thereof if the Start Date commences before the end of 2019) to Company as soon as reasonably practicable, acting in good faith, and shall use reasonable commercial efforts to transfer such Qualified Data to the Company within [***] of the Start Date, subject to receipt of the first installment of the Access Fee. Thereafter, unless this Agreement is terminated pursuant to Section 12 and subject to fulfillment of Company’s payment obligations hereunder, Hadasit will transfer the Qualified Data collected in each calendar year during the Data Sharing Period to the Company, using [***] efforts to do so during the first Calendar Quarter of the subsequent year. If the Start Date commences during 2019, Hadasit shall use [***] efforts to transfer the remainder of the Qualified Data from 2019 during the first Calendar Quarter of 2020.

2.7.	The Company is not permitted to allow access or to transfer the Qualified Data to any third party other than its Affiliates and/or consultants or contractors on a need-to-know basis for the purposes of or as envisaged under this Agreement, without Hadasit’s prior written consent, subject to Section 11.2 below. Any such recipient or transferee (each, a “Permitted Recipient”) shall first undertake in writing to comply with the Company’s undertakings in relation to the Qualified Data, under this Agreement and a copy of such undertaking shall promptly be provided to Hadasit upon Hadasit’s request. Prior to transferring or allowing access to any Qualified Data to a Permitted Recipient (other than the employees of the Company as permitted in Section 11.2), Company shall provide Hadasit with prior written notice of such transfer or access, as appropriate.

2.8.	Provided that the Company is at all times in compliance with its obligations pursuant to this Agreement, the Company shall have the option, to expand the volume of the Data by new Data, by written notice(s) to Hadasit, for up to [***] extension periods, provided that such notice is received by Hadasit at least [***] prior to the expiration of the current Data Sharing Period. Immediately upon such extension going into force and effect, Hadasit shall cause HMO to feed all Data compiled during the preceding calendar year into the Designated Server, for further transfer to the Company Server, and all of the provisions of this Agreement shall continue to apply throughout the Revenue Sharing Period, as may be so extended.

2.9.	The Company will compensate Hadasit for the initial set-up expenses caused to it in order to facilitate the collaboration envisaged hereunder, the Company shall pay Hadasit non-refundable payments of (a) [***]; and (b) Hadasit’s out-of-pocket costs of Data pulling via an external IT service provider (currently estimated at approximately [***], and which may be increased subject to Company's written consent) (“External IT Service Costs”), within [***] of the execution of this Agreement (collectively, the “IT Costs”). The External IT Service Costs shall be deducted from the first instalment of the Access Fee set forth in Section 9.2 below. In the event of extensions of the Revenue Sharing Period pursuant to the preceding Section 2.8, the Company shall cover all [***] expenses incurred by Hadasit in feeding new Data into the Designated Server and transfer to the Company Server, provided such costs are pre-approved by the Company in writing. For clarity, such costs shall only relate to the additional expense due to the extensions of the Revenue Sharing Period pursuant to Section 2.8, including, no more than [***] times during the [***] extensions, paying for any IT changes at Hadasit or HMO requiring rewriting of code that extracts the Qualified Data during such time, and shall not relate to costs incurred for any other reason by Hadasit or HMO.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

3.	Use of Qualified Data; No Re-Identification.

3.1.	The Company undertakes that:

3.1.1.	it shall access and use the Qualified Data only as permitted under this Agreement and as specifically authorized by the approval of the Helsinki Committee and in accordance with Applicable Law;

3.1.2.	it shall allow access to and use of the Qualified Data by Permitted Recipients solely for the purpose of performing research, developing and/or commercializing the Product and for no other purpose whatsoever;

3.1.3.	it shall comply with any and all reasonable requests or instructions it shall receive from Hadasit, provided that such requests or instructions derive from Applicable Law, in connection with the anonymity of and/or access to the Qualified Data and the use thereof;

3.1.4.	it shall not, and shall not allow a Permitted Recipient or any third party, take any action which may result in (i) the re-identification of any patient or individual reflected in the Data; (ii) the de-anonymization of any of the Qualified Data or any aspect thereof; (iii) the re-introduction of any identifying features into or with respect to any of the Qualified Data; or (iv) linking any facial or indirect identifiers to any other information;

3.1.5.	neither it nor any Permitted Recipient shall engage in any research, study or any other use of the Qualified Data that directly or indirectly involves developing a plan or actually attempting to reidentify an individual;

3.1.6.	neither it nor any Permitted Recipient shall use the information in the Qualified Data to contact any individual patient or individual;

3.1.7.	it will implement reasonable technical and organizational security measures to protect the Qualified Data from accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Qualified Data transmitted, stored or otherwise processed by the Company and/or its Permitted Recipients, consistent with the requirements of Applicable Law and the Ministry Guidelines; and

3.1.8.	it will promptly inform Hadasit, within [***] after obtaining knowledge of any security breach or potential breach it becomes aware of regarding the Qualified Data or Data. The Company will use its best efforts to mitigate the breach and prevent its reoccurrence.

3.2.	For the avoidance of doubt, the Company shall be responsible for the actions or omissions of its Permitted Recipients, or other third parties to whom it disclosed or provided access to the Qualified Data in relation to the use of the Qualified Data pursuant to this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

4.	Proprietary Rights.

4.1.	All title and ownership rights in and to (i) the Products, any specifications thereof and any Know-How relating thereto; (ii) the Company Inventions; and (iii) the Company Patents shall be the sole and exclusive property of the Company.

4.2.	Subject only to the Access Rights, all title and ownership rights in and to any and all Data and Qualified Data provided to the Company hereunder from time to time in all forms and media, including derivative work, databases, reports, calculations based thereon (excluding the Products) and any intellectual property rights and title in and to any of the foregoing shall vest exclusively in Hadasit.

4.3.	Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon either Party by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of the other Party, or any other entity. For clarity, Company shall retain ownership of Company Background IP.

4.4.	Without prejudice to the generality of the preceding sentence, in the event that the development, production, marketing, distribution or Sale of Products require certain licenses to be granted by third parties, the Company shall be solely responsible to obtain such licenses at its own expense.

5.	Access Rights.

5.1.	Subject to the terms and conditions set forth in this Agreement and as of the Start Date, Hadasit shall grant the Company with personal, non-transferable (except pursuant to Section 15.5 below), non-exclusive, non-sublicenseable, access and use right to the Qualified Data for the sole purpose of performing research, developing and/or commercializing Products (the “Access Rights”).

5.2.	In case of any act or omission by a Permitted Recipient that would have constituted a material breach of this Agreement entitling Hadasit to terminate this Agreement according to Section 12.3(i) to this Agreement, had it been an act or omission by Company hereunder, shall be treated as a material breach of this Agreement.

6.	Diligence; Exclusivity.

6.1.	The Company undertakes to use [***] efforts to develop and introduce the Products into the market, subject to Section 8.2 below.

6.2.	Nothing in this Agreement shall bar the Company from entering into similar agreements and arrangements with other medical and research institutions.

6.3.	[***].

7.	Representations and Warranties of Hadasit; Disclaimer.

7.1.	Hadasit represents, warrants and undertakes as follows, and the Company is entering into this Agreement based on such representations and warranties:

7.1.1.	that Hadasit has the full power and authority to enter into and perform this Agreement and to grant the Access Rights, and has taken all necessary action to authorize the entry into and performance of this Agreement;

7.1.2.	it shall use its best efforts to obtain Helsinki Committee approval for the Access Rights prior to the transfer of the Qualified Data, and shall not transfer the Qualified Data until such approval has been obtained;

7.1.3.	that it shall comply with all Applicable Laws in the performance of its duties and obligations hereunder;

7.1.4.	it will use its best commercial efforts to maintain during the term of the Agreement, all necessary approvals from the relevant authorities required (if at all) for the transfer of the Qualified Data in accordance with the terms hereof and shall notify Company in writing without any undue delay should such approvals be revoked; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

7.1.5.	that the delivery by Hadasit of the Qualified Data in accordance with the terms hereof, and the execution and delivery of this Agreement and the fulfillment of the terms hereof, does not constitute a default under, or breach of, any agreement and/or undertaking and/or other instrument to which it is currently a party, and, do not require the consent of any person or entity which has not been obtained.

7.2.	Other than explicitly provided herein, any and all Data to be fed into the Designated Server as well as the Qualified Data provided under this Agreement is and shall be so provided “As-Is”, without any representations or warranties whatsoever, whether express or implied, relating to the quality of the Data or Qualified Data or fitness for a particular purpose, completeness, accuracy, merchantability, non-infringement, or otherwise. Nothing herein shall constitute a representation or warranty that Helsinki Committee approval or any other required approvals will be obtained for the grant of the Access Rights.

8.	Representations and Warranties of the Company; Disclaimer.

8.1.	Company represents and warrants, and Hadasit is entering into this Agreement based on such representations and warranties, as follows:

8.1.1.	that the execution and delivery of this Agreement and the fulfillment of the terms hereof will not constitute a default under, or breach of, any agreement and/or undertaking and/or other instrument to which it is a party and do not require the consent of any person or entity which has not been obtained by the Company;

8.1.2.	that it shall comply with Applicable Law and its contractual obligations in connection with use and utilization of the Qualified Data, and the development and Sale of the Products;

8.1.3.	Company acknowledges that it was brought to its attention that the Applicable Law with respect to the Qualified Data and/or the interpretation or implementation thereof may vary during the term of this Agreement, and that such variation may require Hadasit to (a) terminate this Agreement, provided that to the extent permitted by Applicable Law, Hadasit will provide Company at least [***] written notice prior to such termination and shall work with Company in good faith to agree any necessary changes in order to avoid terminating the Agreement; or (b) make changes hereto, provided that in the event Hadasit considers such changes are required, (i) it shall notify Company in writing, (ii) discuss such changes with Company [***], and (iii) if Company, acting reasonably, does not agree to such changes, Company shall have the right to terminate this Agreement in writing. Each Party represents and warrants that it shall have no claim against the other Party in connection with such termination or alteration of this Agreement in accordance with this Section 8.1.3; and

8.1.4.	that it will not make use of or provide any information which it is restricted from disclosing or using due to contractual undertakings (such as non-disclosure agreements) or by law,

8.2.	No warranties are given by the Company regarding the development, novelty or the patentability or the applicability of the Products and/or as to the merits or feasibility thereof, nor does the Company warrant the feasibility of the technological or commercial success of the Products (if any).

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

9.	Consideration; Payments.

9.1.	In consideration for the transfer of the Qualified Data to the Company’s Server as provided herein and the Access Rights, the Company shall pay Hadasit the fixed sum and royalties, as provided in this Section 9, and as provided in Section 2.9 above.

9.2.	The Company shall pay Hadasit a non-refundable, non-creditable access fee of $100,000 (One Hundred Thousand US Dollars) less the External IT Service Costs actually reimbursed to Hadasit by the Company (the “Access Fee”) which shall be divided into [***] instalments, which shall be due and payable within 10 (ten) days of the Start Date and on the first and second anniversary of the Start Date. The Parties may agree in writing to switch to quarterly payments by the Company and quarterly transfers of Qualified Data by Hadasit, in case both are agreed: (a) the remaining Access Fee shall be divided into equal instalments, which shall be due and payable on a quarterly basis within 30 (thirty) days following the end of each Calendar Quarter, and (b) Hadasit shall transfer the Qualified Data collected in each Calendar Quarter using reasonable commercial efforts to do so within 10 (ten) business days of receipt of the applicable calendar payment, all unless the Agreement is terminated pursuant to Section 12 and subject to fulfillment of Company’s payment obligations hereunder.

9.3.	The Company shall pay Hadasit amounts equivalent to 2% (two percent) of Revenues generated throughout the Revenue Sharing Period (the “Revenue Share”).

9.4.	Within [***] days following the end of each Calendar Quarter, Company shall issue Hadasit a report setting out Revenues generated that quarter. Hadasit shall then issue an invoice accordingly. The Revenue Share payable to Hadasit pursuant to this Section 9 shall be paid to Hadasit on a quarterly basis within [***] days after the receipt of invoice from Hadasit, following the end of each Calendar Quarter.

9.5.	All payments made hereunder to Hadasit shall be made by wire transfer to the following bank account or to any other bank account designated by Hadasit: [***].

9.6.	Save for the payments pursuant to Section 2.9 above which shall be made in New Israeli Shekels and Euros respectively, all payments due under this Agreement shall be payable in US dollars, except in the event of Revenues which are invoiced, billed or received in New Israeli Shekels, Euro, or Pounds Sterling, with respect to which payments to Hadasit will be made in New Israeli Shekels, Euro, or Pounds Sterling respectively. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the US (as reported in the Wall Street Journal) last published prior to the actual date of payment.

9.7.	Any amount payable hereunder, which has not been made upon its due date of payment, shall bear interest from the date such payment is due until the date of its actual payment at an interest rate charged by Leumi Bank of Israel Ltd. for a loan of the said amount in the said currency plus an annual compounded interest at a rate of [***].

9.8.	All amounts referred to in this Agreement are exclusive of Value Added Tax. The Company shall pay to Hadasit all amounts of Value Added Tax imposed on Hadasit in connection with the transactions under this Agreement, in accordance with applicable law, to the extent listed separately by Hadasit as a separate line item on the applicable invoice.

9.9.	Save for the deduction of withholding tax as required by law unless Hadasit provides the Company with an exemption from deduction of withholding tax, all payments to be made to Hadasit hereunder shall be made free and clear of, and without any deduction for or on account of, any set-off, counterclaim or tax.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

9.10.	If the Company or its Affiliates, if incorporated outside of Israel, elect to make payments net of any withholding tax that they may be required to deduct at source under law other than the law of Israel, the Company and its Affiliates will provide Hadasit with reasonable assistance with Hadasit’s efforts to claim an exemption from or reduction in any applicable tax withholdings and (if applicable) a refund of tax withheld, or to obtain a credit with respect to the tax paid.

9.11.	Within [***] of receipt of each payment, Hadasit shall submit to Company a valid tax receipt.

10.	Reports and Records; Audit.

10.1.	Within [***] after the end of each Calendar Quarter, commencing from the First Commercial Sale, the Company shall furnish Hadasit with a full and detailed report [***], setting out (i) all amounts owing to Hadasit in respect of such previous Calendar Quarter to which the report refers; (ii) any deductions applicable as provided in the definition of Revenues, and (iii) the exchange rates, if any, used in determining the amount payable to Hadasit in US Dollars and in any calculations of Revenues.

10.2.	Company shall keep complete and accurate books of account and records, consistent with sound business and accounting principles and practices and in such form and in such details as to enable the determination of the amounts due to Hadasit in terms hereof. The Company shall retain the foregoing books of account relating to a given Calendar Quarter for [***] after the end of that Calendar Quarter.

10.3.	Following the First Commercial Sale, and upon reasonable prior written notice, Hadasit shall have the right, should Hadasit find it necessary, at its sole discretion and at its own expense but no more than once in any calendar year, to have the books, ledgers, and records examined by an independent accounting firm which is one of the “Big Four” accounting firms, provided that such independent accounting firm signs a confidentiality and non-use agreement in a form acceptable to Company, [***], for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations provided, and payments made, under this Agreement. For clarity, such independent accounting firm, shall not disclose to Hadasit any information other than information relating to the accuracy of reports and payments delivered under this Agreement. The Company shall permit and fully cooperate with such audit. If any amounts due to Hadasit in respect of any year are determined to have been underpaid, in an amount equal to or greater than [***] of the amount actually paid by the Company to Hadasit in respect of such year, then the Company shall (in addition to paying Hadasit the shortfall along with applicable interest), bear the reasonable costs of such inspection.

10.4.	Moreover, once a year during the term of this Agreement and during the Revenue Sharing Period (if longer), the Company agrees to permit Hadasit or its representatives, upon reasonable prior written notice and at a time mutually agreed by the Parties, to audit the Company for the purpose of determining the Company’s use of the Qualified Data in accordance with the permitted uses approved hereunder and in accordance with Applicable Law (including the approval issued by HMO’s Helsinki Committee) and the Company’s compliance with the provisions of the privacy, data protection, confidentiality and anonymization provisions of this Agreement. Within the framework of such audit, the Company shall provide Hadasit and its authorized representatives with (i) access to the Company’s premises and records; and (ii) assistance and cooperation of the Company’s relevant personnel.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

11.	Confidentiality. Publications.

11.1.	All information designated by either Party as confidential, or any information that has not been identified as "confidential" but should be reasonably assumed to be confidential due to its nature or circumstances of its disclosure, which is disclosed or made available by such Party or on its behalf or by any of its employees, officers, agents, contractors or consultants, or otherwise obtained or produced in connection with, relating to or arising from this Agreement, or such Party’s Proprietary Rights (as defined below), whether in written, oral, electronic or any other form (respectively “Discloser” and “Confidential Information”) shall be treated by the other Party and its employees and/or associated staff (each, a “Recipient”), as confidential both during the term of this Agreement and thereafter following termination of this Agreement, and shall not be used (other than for the purpose of this Agreement and as permitted herein) without the Discloser’s prior written consent. The Recipient shall safeguard such Confidential Information with the same degree of care that Recipient maintains or protects its own confidential information, but in any event, no less than a reasonable degree of care.

11.2.	Recipient may not disclose any of the Discloser’s Confidential Information to any third party without prior written approval from the Discloser, except (i) to Recipient’s employees and/or associated staff involved in the performance of Recipient’s duties and obligations hereunder and/or exercise of rights hereunder (including Company’s Permitted Recipients) who have a need-to-know, and who are bound by confidentiality and non-use undertakings similar to those contained herein; and (ii) to the extent required by law and/or court order and/or any national Regulatory Authority, provided that Recipient promptly notifies the Discloser thereof in order to enable it to seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information (with Recipient’s assistance, if necessary). The confidentiality restrictions shall not apply to [***].

11.3.	At the request of the Discloser, the Recipient shall return to the Discloser, or destroy (at the Discloser’s election) all Confidential Information and all copies or other manifestations of Confidential Information in the possession or control of the Recipient, except for documents or materials that Recipient is required to retain pursuant to any Applicable Law or the terms of this Agreement (which shall remain subject to the provisions of this Section 11).

11.4.	Neither Party shall disclose this Agreement and the terms hereof, or use the name of the other Party or any of their Affiliates or their respective employees in any manner whatsoever, including marketing, advertising, press release or other promotional literature or any other publicity, without the other Party’s prior written consent, all except for any mention in any applications to official authorities for Regulatory Approval (to the extent necessary), or in the fulfillment of any duty owed (if any) to any competent authority. In case of an official press release or any other media publication, the Parties shall act in a manner agreed upon by the Parties. The Company shall be entitled to provide a copy of this Agreement as part of a due diligence process by a potential investor or potential business partner, provided that the counterparty executes a confidentiality undertaking with obligations and restrictions that are no less stringent than those provided herein.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

11.5.	Hadasit and the Researcher shall have the right to publish findings connected with or arising from the utilization of the Products (each, a “Publication”) in any scientific journals, manuscripts, book chapters or at any scientific conferences or meetings or to give oral presentations (including lectures or seminars) to third parties relating thereto, but shall not do so, in whole or in part, without obtaining the prior consent of Company in writing, not to be unreasonably withheld.

Notwithstanding the foregoing, any such Publication shall be on the condition that the said contemplated Publication shall have been furnished to the Company in advance and in writing at least [***] prior to publication or disclosure, for Company to examine and to determine if the proposed Publication includes non-public information that should be protected by a patent application or constitutes a Company Invention or Company Confidential Information. Should the Company notify Hadasit that it would like to file a patent application accordingly, then Hadasit shall postpone such Publication for a cumulative period of [***] (as of the submission of Hadasit's written notification as provided herein above), or, at Company's election, the relevant non-public information shall be deleted from such Publication. If the Company identifies in the proposed Publication non-public information which is a Company Invention or Company Confidential Information, the Company will be entitled to request the deletion of such Company Invention or Company Confidential Information from the Publication and Hadasit will accede to such request. Notwithstanding the above, in the event that the Company believes, at its reasonable discretion, that such information that Hadasit wishes to disclose in the Publication will harm the interests of the Company, and it does not wish to file a patent application (or believes that such patent application will not be granted), Hadasit agrees not to publish the applicable information in the Publication.

11.6.	Nothing in the foregoing shall be construed from derogating from either Party's obligations in relation to the Qualified Data pursuant to this Agreement or from either Party’s obligations under Applicable Law.

12.	Term and Termination.

12.1.	The term of this Agreement shall commence as of the Effective Date and shall continue in full force and effect, unless prematurely terminated pursuant to any of the provisions hereof, until the expiration of the Revenue Sharing Period.

12.2.	The Company may terminate this Agreement by written notice to Hadasit at any time prior to January 1, 2021 subject to [***] prior written notice. Termination hereunder shall be without penalty or liability therefor on the part of the Company or the payment of any compensation, subject to the provisions of Section 13 below.

12.3.	In the event of early termination of this Agreement for any reason, the Company shall not be relieved from making any Revenue Share payments that are due pursuant to Section 9.3 above.

12.4.	Either Party may terminate this Agreement by written notice to the other Party at any time upon or after: (i) the commitment of a material breach of this Agreement which was not cured (if it may be cured) within [***] of written notice specifying such breach; or (ii) a Liquidation Event.

12.5.	Hadasit shall have the right to terminate this Agreement immediately upon written notice to Company pursuant to Section 8.1.3 above, i.e. pursuant to Applicable Law or pursuant to an express instruction from a competent authority.

12.6.	Company shall have the right to terminate this Agreement immediately upon written notice to Hadasit pursuant to Section 2.5.2 above.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

13.	Effect of Termination.

13.1.	Upon the expiration or termination of this Agreement for any reason (including as a result of expiry of the Revenue Sharing Period), the Qualified Data and any other Data provided to the Company hereunder, including any copies thereof, shall be - simultaneously with said termination - deleted or transferred to Hadasit, in accordance with Hadasit’s written instructions, [***].

13.2.	Other than provided under this Agreement, termination of this Agreement shall not affect any of the rights and obligations of the Parties which shall have accrued prior to the effective date of such termination.

13.3.	Without derogating from the generality of the above, the provisions of Sections 3, 4, 5.1 (but only to the extent that this Agreement expires by reason of the lapse of the Revenue Sharing Period), 6.2, 6.3, 7.2, 8.2, 9.3-9.11, 10.2, 10.3, 10.4, 11, 12.3, 13, 14 and 15 shall survive the termination or expiration of this Agreement for any reason.

14.	Indemnification; Limitation of Liability; Insurance.

14.1.	The Company shall defend, indemnify and hold harmless the Researcher, Hadasit, HMO, and their respective officers, directors, employees, and agents (hereinafter collectively, the “Indemnitees”) from and against any claim, demand or action (a “Claim”) brought by any third party (including product liability claims), and any and all liabilities, losses, damages, court costs, reasonable attorney's fees, or other costs or expenses resulting therefrom which result from the use and/or exploitation and/or transfer by Company, its Affiliates and/or any of their respective subcontractors, distributors or sublicensees of the Qualified Data and/or the Products, and/or the manufacture of the Products, by the Company, its Affiliates and/or any of their respective subcontractors, distributors or sublicensees, provided, that such damages are not as a result of a material breach of this Agreement or negligence or wrongful acts or omissions by Hadasit or any Indemnitees.

14.2.	The Company shall have full authority and control over the defense and settlement of any such Claim. If the Company fails to take action to contest a Claim (or to inform Hadasit that it plans to do so within the requisite time limits) at least 14 (fourteen) days before the time limit, if any, set forth in the applicable laws and regulations for the filing of such action, Hadasit shall have the right to bring and control any action or proceeding with respect to such Claim at the reasonable expense of the Company and by counsel of Hadasit’s own choice. Hadasit shall not compromise or settle such litigation without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

14.3.	Hadasit shall: (i) promptly provide the Company with prompt written notice (in any event within 30 (thirty) days after an Indemnitee’s receipt of written notice) of any Claim for which it and/or any of its Indemnitees seek to be indemnified, defended or held harmless under this Agreement; and (ii) reasonably cooperate (and use reasonable efforts to ensure that its Indemnitees reasonably cooperate) with the Company and its agents in defense of any such Claim, at the Company’s expense.

14.4.	In no event shall either Party be liable to the other party for any incidental, indirect, special, exemplary, or consequential damages including, but not limited to, damages for loss of profits, business interruption, and the like, in each case even if such Party has been advised of the possibility of such damages.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

14.5.	In no event shall the total liability of Hadasit and/or HMO under or in relation to this Agreement exceed an amount equal to two (2) times the amounts actually paid or payable to Hadasit by the Company under this Agreement prior to the event giving rise to the claim. The foregoing limitation of liability shall not apply to (i) liability which cannot be limited by virtue of applicable law, (ii) losses arising as a result of third party claims due to the transfer of Personally Identifying Information by Hadasit in breach of Ministry Guidelines, or to (iii) Hadasit’s willful misconduct or gross negligence.

14.6.	The Company shall maintain, at its cost, insurance against legal liability and other risks reasonably associated with its activities and obligations under this Agreement and in relation to the Products (but commencing only on initiation of clinical trials (if applicable), or if no clinical trials are required, following the First Commercial Sale). The Researcher, Hadasit and HMO and the respective employees, officers and directors of Hadasit and HMO shall be listed as additional insureds to those policies. The Company shall notify Hadasit at least 30 (thirty) days in advance of the expiry or cancellation of the policy or policies. The Company shall furnish Hadasit with evidence of such insurance at Hadasit’s request.

15.	Governing law; Dispute Resolution.

15.1.	The laws of the State of Israel shall govern this Agreement, and save as provided in this Section 15 below, the competent courts located in the Tel Aviv-Jaffa shall have exclusive jurisdiction in any matter arising out of or relating to this Agreement.

15.2.	Any dispute between the Parties as to whether a product or service constitutes a Product or Bundled Product pursuant to this Agreement and/or in connection with the portion of the Revenues due to Hadasit in connection with the Sale of a Bundled Product shall be referred to an independent expert, jointly selected by the Parties, or in the event of failure to agree on the identity of such expert within 30 (thirty) days, by the patent attorneys of the Parties (“Expert”). The Expert shall act as an expert and not as an arbitrator, and his/her decision shall be final and binding upon the Parties. The Parties shall fully cooperate with the Expert proceedings, including providing all relevant information, documentation and access to personnel. The cost of the Expert shall be borne in equal portions by the Parties.

16.	Miscellaneous.

16.1.	The Parties are independent contractors. Nothing herein shall be deemed to create any principal/agent, employee-employer, joint venture or other business relationship between the Parties. No Party shall be deemed an employee, agent, partner or legal representative of the other Party, for any purpose, and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

16.2.	Except where expressly stated otherwise, nothing in this Agreement shall create or be construed as any obligation, express or implied on the part of either Party to enter into any other agreement.

16.3.	This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior communications, agreements and understandings relating to the subject matter hereof and thereof.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

16.4.	No change, modification or amendment of this Agreement, will be valid unless executed by all Parties. The observance of any term hereof or thereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Party from which the waiver is being sought; no failure or delay in enforcing any right will be deemed a waiver.

16.5.	This Agreement shall bind and inure to the benefit of the Parties and their successors and permitted assigns. This Agreement may not be assigned by either Party without the consent of the other, which consent shall not be unreasonably withheld, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets, or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation, provided that any such assignee agrees in writing to be bound by the terms of this Agreement.

16.6.	Each notice and/or demand given by a Party pursuant to this Agreement shall be in writing to the other Party at the address appearing below and such notice and/or demand shall be deemed given upon the earlier of: (i) the expiration of five (5) days from the date of mailing by registered mail, (ii) the first business days following transmission by e-mail, or (iii) upon delivery if delivered by hand.

To the Company:

NuvoGroup Ltd

94 Yigal Alon Street Tower 1, 26th floor

Tel Aviv

6789155

Email: [***]

[***]

If to Hadasit:

Hadasit Medical Research and Development Ltd.

POB 12000

Jerusalem Israel

Email: [***]

[***]

With a copy (which will not constitute notice):

Pearl Cohen Zedek Latzer Baratz

Attorneys-at-Law & Notaries

121 Derech Menachem Begin

Tel-Aviv 6701203

Email: [***]

16.7.	In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

[THE Remainder of this page was intentionally left blank]

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

[Signature Page to Agreement]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first hereinabove set forth.

/s/ Oren Oz		/s/ Authorized Signatory
NUVO GROUP Ltd.		HADASIT MEDICAL RESEARCH SERVICES & DEVELOPMENT, LTD.

By:	Oren Oz	By:	[***]
Title:	Founder & CEO	Title:	[***]

Annex A: Data

[***]